Exhibit 99.1

Advanced Drainage Systems to Restate Prior Period Financial Statements

HILLIARD, Ohio – (August 17, 2015) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading global manufacturer of water management products and solutions for commercial, residential, infrastructure and agricultural applications, today announced that its previously issued financial statements and other financial data, including its May 12, 2015 earnings release, should no longer be relied upon, and that it will restate prior period financial statements and related financial information as filed with the Securities and Exchange Commission (“SEC”). The restated financial information will include the annual periods ended March 31, 2010, 2011, 2012, 2013 and 2014 as set forth in the Company’s Registration Statements on Form S-1, as well as the quarterly periods ended June 30, September 30, and December 31, 2013 and 2014, as set forth in the Company’s Quarterly Reports on Form 10-Q. The Company intends to file the restated financial information as soon as practicable.

The Company believes the majority of accounting adjustments generally fall within three areas: lease adjustments, inventory adjustments, and other adjustments.

The Company previously disclosed in its Current Report on Form 8-K filed on July 15, 2015 that it was evaluating the accounting treatment for its transportation and equipment leasing program (the “Fleet Leases”). The Company has historically classified its Fleet Leases as operating leases. However, based upon a re-examination of the Company’s historic assumptions, estimates and judgments with respect to lease accounting, the Company has determined that a substantial portion of the leases comprising the Fleet Leases should instead be classified as capital leases. The change in lease accounting treatment does not impact the economic terms or substance of the Fleet Leases, but will require that for substantially all of the Company’s leased assets, at lease inception, the present value of the minimum lease payments will be recognized on the Company’s balance sheet as property, plant and equipment, and lease financing obligations. The assets will be depreciated over the term of the Fleet Leases, and the rental payments will be allocated to principal and interest payments on the lease financing obligations.

The Company anticipates that this change in accounting treatment will have a positive impact on Adjusted EBITDA in fiscal year 2016.

As previously disclosed, the Company has also been in the process of reviewing its methodologies for inventory costing and the related impact on the Company’s financial statements. This review was due to the need to assess the impact of highly volatile raw material costs during the fiscal 2015 fourth quarter on the Company’s lower of cost or market assessment. This review has resulted in certain adjustments being required to inventory accounting. Other areas of inventory accounting were also identified as requiring prior period adjustments, which primarily relate to the capitalization of certain general and administrative overhead costs. Based upon this review, which is ongoing, the net effect of the inventory adjustments identified to date will result in a reduction of year-end inventory balances as of March 31, 2013, 2014 and 2015 and a related increase in cost of goods sold for the same periods.

The Company anticipates that these adjustments will have a positive impact on cost of goods sold in fiscal year 2016.

The Company has also identified certain other accounting errors in connection with the completion of the fiscal year 2015 audit. These errors and any other prior period errors that were previously considered immaterial will be reflected in the restated financial statements and other financial data for the Non-reliance Periods.

ADVANCED DRAINAGE SYSTEMS, INC.    4640 TRUEMAN BOULEVARD,    HILLIARD, OH 43026  TEL: 614 / 658-0050    800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

The Company’s review of its prior period accounting is ongoing and the adjustments identified below are preliminary amounts and are subject to change as management finalizes its accounting review in connection with the fiscal year 2015 audit and the related restatements.

(in thousands, adjustments shown are preliminary and subject to change)	Fiscal Year Ended,
	March 31, 2013	March 31, 2014	March 31, 2015
	(unaudited)
As originally reported
Net sales	$1,017,041	$1,069,009	$1,177,821
Income before income taxes	$46,685	$37,041	$46,497
Adjusted EBITDA	$129,759	$147,009	$153,610

Adjustments identified to date – increase (decrease)
Net sales	$(856)	$130	$1,105
Income before income taxes	$(5,239)	$(4,683)	$(17,285)
Adjusted EBITDA	$5,686	$6,845	$(4,980)

The information set forth above includes Adjusted EBITDA, a non-GAAP financial measure. The Company’s management uses non-GAAP financial measures in its analysis of the Company’s performance. See “Reconciliation of Non-GAAP Financial Measures” below.

Reconciliation of Non-GAAP Financial Measures

This press release includes references to Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP. This measure is not intended to be a substitute for those reported in accordance with GAAP. Adjusted EBITDA may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measure.

Adjusted EBITDA is a non-GAAP financial measure that comprises net income attributable to the Company before interest, income taxes, depreciation and amortization, stock-based compensation, non-cash charges and certain other expenses. The Company’s definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key metric used by management and the Company’s board of directors to assess financial performance and evaluate the effectiveness of the Company’s business strategies. Accordingly, management believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as the Company’s management and board of directors. In order to provide investors with a meaningful reconciliation, the Company has provided below a reconciliation of net income attributable to the Company with Adjusted EBITDA as originally reported, and the impact of the restatement adjustments identified to date on Adjusted EBITDA. Historically the Company has reconciled net income attributable to the Company with Adjusted EBITDA, as net income attributable to the Company is typically the GAAP measure most directly comparable to Adjusted EBITDA. However, because the Company is still finalizing the impact that the accounting errors and adjustments described in Item 4.02 above will have on the Company’s income tax expense, specific quantifications of the amounts that would be required to fully reconcile net income attributable to the Company to Adjusted EBITDA are not currently available. Once the accounting review has been completed, a full reconciliation of its fiscal years 2013, 2014 and 2015 Adjusted EBITDA to net income attributable to the Company will be provided in the Company’s Form 10-K for the fiscal year ended March 31, 2015.

ADVANCED DRAINAGE SYSTEMS, INC.    4640 TRUEMAN BOULEVARD,    HILLIARD, OH 43026  TEL: 614 / 658-0050    800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

The following table presents a reconciliation of Adjusted EBITDA to Net Income attributable to the Company, the most comparable GAAP measure, as previously reported, for each of the periods indicated:

As previously reported

	Fiscal Year Ended, March 31,
(in thousands)	2013	2014	2015
Net income attributable to the Company	$28,159	$11,124	$26,300
Depreciation and amortization (a)	56,926	57,454	58,338
Interest expense, net	16,095	16,141	16,619
Income tax expense	16,894	22,575	16,279

EBITDA	118,074	107,294	117,536
Derivative fair value adjustments (b)	(4)	(53)	7,746
Foreign currency transaction losses (c)	1,085	845	5,404
Unconsolidated affiliates interest and tax (d)	729	204	1,138
Management fee to minority interest holder JV	—	1,098	1,230
Special dividend compensation	—	22,624	—
Contingent consideration remeasurement	—	259	184
Share-based compensation (e)	2,592	5,287	6,780
ESOP deferred compensation (f)	7,283	7,891	12,144
Transaction costs (g)	—	1,560	1,448

Adjusted EBITDA as previously reported	$129,759	$147,009	$153,610

ADVANCED DRAINAGE SYSTEMS, INC.    4640 TRUEMAN BOULEVARD,    HILLIARD, OH 43026  TEL: 614 / 658-0050    800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

Adjustments identified to date to Adjusted EBITDA

	Fiscal Year Ended, March 31,
(in thousands, adjustments shown are preliminary and subject to change)	2013	2014	2015
Adjustments that impact Net Income attributable to the Company	$(5,239)	$(4,753)	$(17,315)
Adjustments to Depreciation and amortization	9,696	10,451	11,828
Adjustments to Interest expense, net	1,349	1,410	1,366
Other adjustments	(120)	(263)	(859)
Adjustments to Income tax expense (to be determined) (h)	—	—	—

Total adjustments identified to date to Adjusted EBITDA	$5,686	$6,845	$(4,980)

(a)	Includes our proportionate share of depreciation and amortization expense of $1,321, $1,556 and $2,471 for the twelve months ended March 31, 2013, 2014 and 2015, respectively, related to our South American joint venture, BaySaver joint venture and Tigre-ADS USA joint venture, which is included in Equity in net loss of unconsolidated affiliates in our Consolidated Statements of Income.
(b)	Represents the non-cash gains and losses arising from changes in mark-to-market values for derivative contracts related to diesel fuel, interest rate and propylene swaps. The impact of resin physical and financial derivatives is included in cost of goods sold.
(c)	Represents the gains and losses incurred on purchases, sales and intercompany loans and dividends denominated in non-functional currencies.
(d)	Represents our proportional share of income taxes and interest related to our South American Joint Venture, our BaySaver Joint Venture and our Tigre-ADS USA Joint Venture, which are accounted for under the equity method of accounting.
(e)	Represents the non-cash stock based compensation cost related to our stock options and restricted stock awards.
(f)	Represents the non-cash stock based compensation expense attributable to the shares of convertible preferred stock allocated to employee ESOP accounts during the applicable period.
(g)	Represents expenses recorded related to legal, accounting and other professional fees incurred in connection with our debt refinancing and completion of the Company’s initial public offering and follow-on public offering.
(h)	The Company has not yet determined the impact of the adjustments identified to date to income tax expense. However, since income tax expense is a component of Net Income attributable to the Company and is added back to calculate Adjusted EBITDA, any adjustment to income tax expense will ultimately have no impact on Adjusted EBITDA.

ADVANCED DRAINAGE SYSTEMS, INC.    4640 TRUEMAN BOULEVARD,    HILLIARD, OH 43026  TEL: 614 / 658-0050    800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

About Advanced Drainage Systems, Inc.

Advanced Drainage Systems (ADS) is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, its overall product breadth and scale and its manufacturing excellence. Founded in 1966, the Company operates a global network of 61 manufacturing plants and 29 distribution centers.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Such statements include, but are not limited to, statements regarding the anticipated restatements and expected impact of the Company’s accounting adjustments on its financial statements and other financial data, including Adjusted EBITDA, a non-GAAP measure, for the Non-reliance Periods and for future periods, and the anticipated timing of filing of the Restated Filings. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements and other financial data for the Non-reliance Periods and any future periods, any further delay in the filing of the Company’s Form 10-K for the fiscal year ended March 31, 2015 or other Restated Filings with the SEC, a conclusion that the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) were ineffective, the review of potential weaknesses or deficiencies in the Company’s disclosure controls, and discovering further weaknesses of which we are not currently aware or which have not been detected, additional uncertainties related to accounting issues generally and other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:

Michael Higgins

614-658-0050

mike.higgins@ads-pipe.com

ADVANCED DRAINAGE SYSTEMS, INC.    4640 TRUEMAN BOULEVARD,    HILLIARD, OH 43026  TEL: 614 / 658-0050    800 / 733-7473

HTTP://WWW.ADS-PIPE.COM